UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

SUPER LEAGUE ENTERPRISE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPER LEAGUE ENTERPRISE, INC.

2450 Colorado Avenue, Suite 100E

Santa Monica, California 90404

SUPPLEMENT TO

THE DEFINITIVE PROXY STATEMENT, DATED SEPTEMBER 25, 2026,

FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 16, 2026

On September 25, 2026, Super League Enterprise, Inc., a Delaware corporation (“Super League”), filed its definitive proxy statement on Schedule 14A (as may be supplemented or amended from time to time, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to Super League’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on October 16, 2026 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof. Except as described in this Supplement, dated as of October 9, 2026 (this “Supplement”), the information provided in the Proxy Statement continues to apply. This Supplement and the documents referenced in this Supplement should be read in conjunction with the Proxy Statement, and the documents referenced in the Proxy Statement, each of which should be read in its entirety. To the extent that any information in this Supplement differs from, updates, or conflicts with information contained in the Proxy Statement, the information in this Supplement supersedes such information in the Proxy Statement. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

EXPLANATORY NOTE

The Proxy Statement disclosed that, upon the consummation of the Metaplanet Transaction (the “Closing”), the five (5) Metaplanet Director Designees would consist of Simon Gerovich, Frederick Towfigh, John H. Whitehouse III and two (2) individuals to be determined by Metaplanet prior to the Closing. Super League is providing this Supplement solely to update the Proxy Statement to reflect that the two (2) Metaplanet Director Designees who have not yet been identified will be determined by Metaplanet after the Closing, rather than prior to the Closing.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, the record date for the Annual Meeting or the recommendation of the Super League Board with respect to any proposal. The Super League Board continues to unanimously recommend that stockholders vote “FOR” each of the Class III director nominees identified in Proposal No. 1 and “FOR” each of Proposals No. 2, 3, 4, 5, 6 and 7.

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT

The Proxy Statement is hereby amended and supplemented as set forth below. All page references in the information below are to pages in the Proxy Statement, and paragraph references refer to the Proxy Statement before any additions or deletions resulting from this Supplement. For clarity, new text within restated paragraphs from the Proxy Statement is indicated with bold, underlined text, and deleted text within restated paragraphs from the Proxy Statement is indicated with ~~strikethrough text~~.

The second paragraph of the disclosure in the section of the Proxy Statement entitled “Summary—Composition of the Super League Board” appearing on page 7 of the Proxy Statement is hereby amended and restated in its entirety as follows:

Following the completion of the Metaplanet Transaction, the individuals expected to serve as directors of Super League include (i) Matthew Edelman, Super League’s current Chief Executive Officer, (ii) Simon Gerovich, (iii) Frederick Towfigh, (iv) John H. Whitehouse III, (v) Marti Frucci, (vi) Bant Breen, and (vii) Robert Kalutkiewicz. The remaining two (2) vacancies on the Super League Board will be filled by individuals designated by Metaplanet, to be determined ~~prior to~~ after the Closing.

The first paragraph of the answer to the question: “Will the Super League Board change after the consummation of the Metaplanet Transaction?” in the section of the Proxy Statement entitled “Questions and Answers” appearing on page 10 of the Proxy Statement is hereby amended and restated in its entirety as follows:

Yes. Upon the Closing, Ann Hand, Hunter Williams, and Kristin Patrick will resign from the Super League Board, and the number of directors will be increased to nine (9) directors. Each of Matthew Edelman, Marti Frucci, Bant Breen, and Robert Kalutkiewicz will continue to serve on the Super League Board. Pursuant to the authority of the Super League Board to fill vacancies due to director resignations, it is anticipated that the remaining members of the Super League Board will vote to fill the vacancies with the Metaplanet Director Designees, who will initially be Simon Gerovich, Frederick Towfigh, John H. Whitehouse III, and two (2) individuals to be determined by Metaplanet ~~prior to~~ after the Closing. The Metaplanet Director Designees will serve until the next annual meeting or until their respective successors are duly elected. For so long as Metaplanet is entitled to designate and nominate directors for election to the Super League Board, Metaplanet will have the right to designate the Chair of the Super League Board, who will be determined prior to the Closing.

The second paragraph of the disclosure under the subheading “Director Designation and Nomination Rights” in the section of the Proxy Statement entitled “The Metaplanet Transaction—Effects of the Metaplanet Transaction—Composition of the Super League Board” appearing on page 76 of the Proxy Statement is hereby amended and restated in its entirety as follows:

The Super League Board will be comprised of nine (9) directors, which will initially consist of: (i) five (5) directors who will be designated by Metaplanet, comprised of Simon Gerovich, Frederick Towfigh, John H. Whitehouse III, and two (2) individuals to be determined by Metaplanet ~~prior to~~ after the Closing; (ii) three (3) directors who will be nominated by Super League (the “Director Nominees”) and subject to Metaplanet’s approval (not to be unreasonably withheld, conditioned or delayed), comprised of Marti Frucci, Bant Breen, and Robert Kalutkiewicz; and (iii) the current Chief Executive Officer of Super League, Matthew Edelman. Upon the Closing, Ann Hand, Hunter Williams, and Kristin Patrick will resign from the Super League Board, and pursuant to the authority granted to the Super League Board in the Bylaws, the Super League Board will fill such vacancies by appointing the Metaplanet Director Designees.

The paragraph immediately preceding the subheading “Metaplanet Director Nominees” in the section of the Proxy Statement entitled “The Metaplanet Transaction—Effects of the Metaplanet Transaction—Composition of the Super League Board” appearing on page 77 of the Proxy Statement is hereby amended and restated in its entirety as follows:

The remaining two (2) Metaplanet Director Designees will be determined by Metaplanet ~~prior to~~ after the Closing.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the solicitation of proxies for the Annual Meeting, Super League filed the Proxy Statement and a definitive form of the proxy card with the SEC on September 25, 2026. SUPER LEAGUE’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, THIS SUPPLEMENT, AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY SUPER LEAGUE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of the Proxy Statement, this Supplement and other documents filed by Super League with the SEC, free of charge, at the SEC’s website at www.sec.gov or by writing to Super League’s Corporate Secretary at Super League Enterprise, Inc., 2450 Colorado Avenue, Suite 100E, Santa Monica, California 90404, or by calling (213) 421-1920.